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                                                                 Exhibit 23.1

                        INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
Sel-Leb Marketing, Inc.

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-19625) on Form S-8 of our report dated March 23, 1997 related to the statements of income, stockholders' equity and cash flows of Sel-Leb Marketing, Inc. for the year ended December 31, 1996 which report appears in the December 31, 1997 annual report on Form 10-KSB of Sel-Leb Marketing, Inc.


GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.

New York, New York
March 30, 1998